Investor Relations Contact: Hawk Associates, Inc. Julie Marshall and Cale Smith Phone: (305) 451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com

Lattice Incorporated 7150 N. Park Dr. Suite 500 Pennsauken, NJ 08109 Phone: (856) 910-1166 Fax: (856) 910-1811	News Release: FOR IMMEDIATE RELEASE

Lattice Incorporated Announces Second Quarter Fiscal 2007 Financial Results
- Generated $3.7 Million of Revenue for Quarter -

PENNSAUKEN, N.J. - August 21, 2007 -- Lattice Incorporated (OTC Bulletin Board: LTTC), a provider of advanced technological solutions to key government agencies and enterprise customers, announced today the company’s financial results for the second fiscal quarter ended June 30, 2007.

Revenues for the quarter were $3,720,000 compared to $1,343,000 in the second quarter of 2006, an increase of $2,377,000. Revenues for the quarter ended June 30, 2007 include $1,577,000 in revenues attributable to Ricciardi Technologies, Inc., an entity acquired by the company in September 2006. Disregarding the impact of the addition of Ricciardi Technologies, comparable sales increased $800,000 or 60% from $1,343,000 in the quarter ended June 30, 2006 to $2,143,000 in the quarter ended June 30, 2007.

Revenues in the services segment increased by $2,394,000 for the quarter to $3,379,000 from $965,000 in the second quarter of 2006. Such increase included Ricciardi Technologies service revenues of $1,577,000. Non-Riciardi Technologies service revenues increased by $817,000 or 85% from $965,000 in the second quarter of 2006 to $1,782,000 in the second quarter if 2007. Revenues from technology products decreased slightly for the quarter to $341,000 from $378,000 in the comparable quarter of 2006. The company reported an operating loss for the quarter of $20,000 versus an operating income of $116,000 in the comparable quarter of 2006. Included in the current quarter were non-cash amortization expenses related to intangible assets totaling $520,000 versus $57,000 in the year ago quarter.

For the second quarter of 2007, the company reported net income of $1,730,000 compared to a net loss of $7,000 a year earlier. Included in net income for the most recent quarter was $1,906,000 of derivative income representing a decrease in the fair value of the company’s derivative liabilities.

Lattice CEO Paul Burgess said, “We are pleased to report our continued growth in the second quarter. By continuing to augment our existing contracts and add new agreements, we anticipate further organic growth and cost efficiencies as we look ahead. We will strive to improve margins in our services segment as we focus our product development resources on accelerating the market launch of innovative, high margin solutions.

“We plan on continuing to expand our sales efforts both within the federal government secure software solutions space and commercial accounts. Our strong contract backlog has given us an opportunity to further expand our existing revenue base across both markets. During the quarter we also continued to investigate potential acquisitions of profitable companies with proprietary products and services which will mesh well with our existing customers and business.”

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A copy of the financial statements follows.

A podcast of the company’s second quarter conference call will be archived for approximately 90 days from today at http://viavid.net/mp3/000042F2.mp3.

About Lattice Incorporated
Lattice Incorporated is a provider of advanced information and communications technology to the government and commercial markets. The company’s technology services division designs, deploys and manages advanced technological solutions at key government agencies and mid- to large-sized enterprises. Lattice’s technology products division consists of several core proprietary platforms used to develop customized software applications with military grade security in multiple vertical markets. For more information, visit http://www.latticeincorporated.com.

An investment profile about Lattice Incorporated may be found at http://www.hawkassociates.com/lttcprofile.aspx.
For investor relations information regarding Lattice Incorporated, contact Julie Marshall or Cale Smith, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit including copies of press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for this company, sign up at http://www.hawkassociates.com/email.aspx.

Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

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LATTICE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(Unaudited)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$272,174	$392,275
Accounts receivable, net	3,974,858	2,412,164
Inventories	86,329	64,442
Other current assets	102,000	698,514
Total current assets	4,435,361	3,567,395

Property and equipment, net	28,937	37,187
Goodwill	2,547,866	2,547,866
Other intangibles, net	6,303,379	7,344,235
Other assets	96,556	122,935
Total assets	$13,412,099	$13,619,618

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$1,558,601	$892,773
Accrued expenses	800,122	1,736,754
Customer deposits	15,000	$15,000
Deferred revenue	-	62,495
Notes payable	1,654,192	1,998,189
Derivative Liability	11,141,149	19,873,782
Total current liabilities	15,169,064	24,578,993

Deferred tax liabilities	406,162	406,162
Minority interest	236,740	135,561

Shareholders' equity (deficit):
Preferred stock - .01 par value
10,000,000 shares authorized 8,826,087 and 1,000,000 issued	88,261	10,000
Common stock - .01 par value, 200,000,000 shares authorized,
16,642,428 and 16,629,848 issued and outstanding
in 2007 and 2006, respectively	166,425	166,425
Additional paid-in capital	33,638,894	24,850,967
Accumulated deficit	(35,895,614)	(36,130,657)
	(2,002,034)	(11,103,265)
Common stock held in treasury, at cost	(397,833)	(397,833)
Shareholders' deficit	(2,399,867)	(11,501,098)
Total liabilities and shareholders' deficit	$13,412,099	$13,619,618

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LATTICE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Six Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Sales -- Technology services	$6,265,887	$1,882,675	$3,378,808	$964,758
Sales -- Technology products	630,487	801,886	341,085	377,996
Total sales	6,896,374	2,684,561	3,719,893	1,342,754

Cost of sales -- Technology services	2,945,113	923,924	1,561,851	445,676
Cost of sales -- Technology products	212,170	269,820	122,978	115,700
Total cost of sales	3,157,283	1,193,744	1,684,829	561,376

Gross profit	3,739,091	1,490,817	2,035,064	781,378
Operating costs and expenses:
Selling, general and administrative	3,608,003	1,061,197	1,958,852	556,590
Research and development	205,298	218,269	96,257	109,135
	3,813,301	1,279,466	2,055,109	665,725

Operating loss	(74,210)	211,351	(20,045)	115,653
Other income (expense):
Derivative income (expense)	1,060,882	13,445	1,906,247	13,445
Other income	-	13,505	-	13,505
Extinguishment loss	(157,130)	-	-	-
Interest expense	(479,002)	(264,753)	(93,198)	(134,864)
Finance expense	(14,318)	(16,309)	(9,318)	(8,266
Total other income (expenses)	410,432	(254,112)	1,803,731	(116,180)

Income (loss) before minority interest	336,222	(42,761)	1,783,686	(527)

Minority interest	(101,179)	(14,021)	(54,136)	(6,579)

Net income (loss)	$235,043	$(56,782)	$1,729,550	$(7,106)

Reconciliation of net income (loss) to income applicable to common shareholders:
Net income (loss)	$235,043	$(56,782)	$1,729,550	$(7,106)
Preferred stock dividends	(25,000)	-	(12,500)	-
	$210,043	$(56,782)	$1,717,050	$(7,106)

Income (loss) per common share:
Basic	$0.01	$(0.01)	$0.10	$(0.00)
Diluted	$(0.02)	$(0.01)	$(0.00)	$(0.00)

Weighted average shares:
Basic	16,642,428	9,371,901	16,642,428	9,759,652
Diluted	64,230,056	9,499,330	64,230,056	9,887,081

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LATTICE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$235,043	$(56,782)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Derivative (income) expense	(1,060,882)	(13,445
Amortization of intangible assets	1,040,856	113,380
Amortization of debt discount (effective method)	205,809	79,332
Amortization of financing expense	127,525	16,309
Extinguishment loss	157,130	-
Minority interest	101,179	14,021
Share-based payments	122,880	-
Depreciation	8,250	35,279
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,559,695)	(169,650)
Inventories	(21,887)	4,106
Other current assets	36,167	-
Other assets	26,380	(57,905)
Increase (decrease) in:
Accounts payable and accrued expenses	603,196	(252,328)
Customer deposits	-	(135,199)
Deferred revenue	(62,495)	-
Total adjustments	(275,587)	(366,100)
Net cash provided by (used for) operating activities	(40,544)	(422,882)
Cash flows from financing activities:
Payments on notes payable	(68,000)	(209,000)
Sale of common stock, net	-	1,291,906
Revolving credit facility (payments) borrowings, net	(11,557)	99,875
Net cash (used in) provided by financing activities	(79,557)	1,182,781
Net increase (decrease) in cash and cash equivalents	(120,101)	759,899
Cash and cash equivalents - beginning of period	392,275	53,996
Cash and cash equivalents - end of period	$272,174	813,895

Supplemental cash flow information:
Interest paid in cash	$215,685	-

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LATTICE INCORPORATED AND SUBSIDIARIES
CONDENSED SEGMENT DATA

	Six Months Ended	Six Months Ended	Three Months Ended	Three Months Ended
	30-June-07	30-June-06	30-June-07	30-June-06
Revenue
Technology Products	$630,487	$801,886	$341,085	$377,996
Technology Services	6,265,887	1,882,675	3,378,808	964,758
Total Consolidated Revenue	$6,896,374	$2,684,561	$3,719,893	$1,342,754

Gross Profit
Technology Products	$418,317	$532,066	$218,107	$262,296
Technology Services	3,320,774	958,751	1,816,957	519,082
Total Gross Profit	$3,739,091	$1,490,817	$2,035,064	$781,378

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